EXHIBIT 99

                   LINCOLN SNACKS COMPANY
         SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS

  at the offices of Cummings & Lockwood, 4 Stamford Plaza,
       107 Elm Street, 12th floor, Stamford, CT 06904

     November 19, 1998, 10:00 A.M. Eastern Standard Time

The undersigned hereby appoints Kristine A. Crabs and Ian B. MacTaggart, and each of them acting alone, with full power of substitution, proxies to represent and vote the common stock of Lincoln Snacks Company held of record by the undersigned on October 9, 1998, at the 1998 Annual Meeting of Stockholders of Lincoln Snacks Company, and any adjournment or postponements thereof, for the following purposes:

(1) To elect five members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

(2) To transact such other business as may properly be brought before the annual meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN. THIS PROXY ALSO GRANTS
DISCRETIONARY AUTHORITY TO THE PROXIES TO REPRESENT AND VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Board of Directors recommends a vote FOR all nominees for director named herein.

(Continued, and to be dated and signed on the reverse side)

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1.   Election of five (5) directors as described in the Proxy Statement of the Board of Directors.

[ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to
    (except as marked to the                vote for all nominees
     contrary below)                        listed below.

(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee's name from the list below.)

Nominees: JOHN T. GRAY, HENDRIK J. HARTONG, JR., HENDRIK J. HARTONG III,
          C. ALAN MACDONALD and IAN B. MACTAGGART


Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder's name, your name and state the capacity in which you are signing.

Date:---------------------------------------, 1998


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Signature


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Signature

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE. Votes MUST be indicated (X) in black or blue ink.